MICHAEL W. ZINN, INC.

                   CERTIFIED PUBLIC ACCOUNTANT

            5930 McCommas Blvd., DALLAS, TEXAS  75206
                    TELEPHONE (214) 821-2369




July 23, 1998




Securities and Exchange Commission
350 5th Street N.W.
Washington, D.C.  20549

RE:  Adina, Inc.

Gentlemen:

We are previously accountants for the above named Registrant and reported on the consolidated financial statements of Adina, Inc. and Consolidated Subsidiaries as of and for the year ended April 30, 1997. On July 23, 1998, were dismissed as the principal accountant and agree with the facts stated herein.

Sincerely,




Michael Zinn, CPA